                                                             Exhibit 10.36



                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                               LLC UNIT GRANT PLAN


         Cambridge Energy Research Associates, Inc. ( the "Company"), a wholly-owned subsidiary of Global Decisions Group LLC ("Parent LLC"), hereby establishes the following Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan (the "Plan"):

         1. PURPOSE. The purpose of the Plan is to provide for the distribution to consultants and employees of the Company of certain LLC Units, and certain rights to receive additional LLC Units, of Parent LLC issued by Parent LLC to the Company.

         2. PARTICIPANTS. The Participants in the Plan are the individuals listed on Appendix A attached hereto, each of whom is either a consultant to, or employee of, the Company.

         3. BENEFITS. Each Participant shall receive an assignment from the Company of that number of LLC Units issued by Parent LLC to the Company which is set forth opposite his or her name in Appendix A, subject to adjustment in the event that the number of LLC Units issued or to be issued pursuant to that certain Merger Agreement (the "Merger Agreement") by and among MCM Group, Inc., the Parent LLC, GDG Merger Corporation, The Goldman Sachs Group, L.P. and certain stockholders of the Company, is adjusted pursuant to Section 1.8 thereof so that the agreed-upon value per LLC Unit at the time of the closing thereunder is equal to $10.00. In addition, each Participant shall receive an assignment from the Company of the right to receive additional LLC Units (hereinafter, "Contingent LLC Units") in the event that certain contingencies are satisfied. The procedure for determining the number of Contingent LLC Units to be received by each Participant is set forth in Section 1.5 of the Merger Agreement.

         4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have complete power and discretion to administer the Plan. Any determination made by the Board in the exercise of its discretion hereunder shall be binding on all parties.

         5. RESTRICTION. No distribution of LLC Units shall be made to a Participant hereunder until the Participant shall have signed the CERA LLC Unit Grant Agreement (as defined in the Merger Agreement) in the form approved by the President of the Company. The certificate evidencing the Participant's LLC Units shall bear the following legend:

              "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF AN LLC UNIT GRANT
              AGREEMENT, DATED AS OF          1997, AS THE SAME
              MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "GRANT AGREEMENT"), AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
              GLOBAL DECISIONS GROUP LLC, DATED AS OF          ,
              1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH GRANT AGREEMENT AND LLC AGREEMENT, COPIES

              OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY
              OF GLOBAL DECISIONS GROUP LLC."

              "THE LLC UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
              AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES
              LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE
              DELIVERED TO GLOBAL DECISIONS GROUP LLC AN OPINION
              OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO GLOBAL DECISIONS GROUP
              LLC, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT
              FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C)
              A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR GLOBAL DECISIONS GROUP LLC, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (II) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

         6. RIGHTS AS A HOLDER. A Participant shall have no rights as a holder of LLC Units to be granted hereunder until such LLC Units have actually been assigned and the LLC Unit Grant Agreement referred to in Section 5, above, have been executed.

         7. NO EMPLOYMENT CONTRACT. This Plan shall not constitute an express or implied contract between the Company and any Participant and nothing contained herein shall give to any Participant the right to be retained in the employ of the Company or to interfere with the management of the Company's business or, except as otherwise provided by law or as may be otherwise provided in a separate written agreement (if any) between the Company and the Participant, the right of the

Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ, nor shall it interfere with the right of any Participant to terminate his or her employment at any time.

         EXECUTED this ______________ day of ______________, 1997.



                              CERA, Inc.





                              By:__________________________________

                                                                      Appendix A




                             CERA Management Members

                                    CERA              GDG
      PARTICIPANT                LTICP UNITS       LLC UNITS
      -----------                -----------       ---------
Kevin Lindemer                      7,500            11,250

Phillippe Michelon                  7,500            11,250

Thomas Robinson                     7,500            11,250

Gary Simon                          7,500            11,250

William Durbin                      3,750             5,625

Thane Gustafson                     3,750             5,625

Daniel Lucking                      3,750             5,625

Alice Barsoomian                    2,000             3,000

Simon Blakey                        2,000             3,000

Dennis Eklof                        2,000             3,000

Robert Esser                        2,000             3,000

Odd Hassel                          2,000             3,000

Edward Jordan                       2,000             3,000

Micheline Manoncourt                2,000             3,000

Sue Lena Thompson                   2,000             3,000

Ray Vernon                          2,000             3,000

Julian West                         2,000             3,000

Steve Aldrich                       1,000             1,500

Ann Louise Hittle                   1,000             1,500

Steve Haggett                       1,000             1,500

Bruce Humphrey                      1,000             1,500

Chuck Jordan                        1,000             1,500

Susan Leland                        1,000             1,500

Larry Makovich                      1,000             1,500

Greg McCormack                      1,000             1,500

James Placke                        1,000             1,500

Brian Ward                          1,000             1,500

     TOTAL                         71,250           108,875